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                                                                    EXHIBIT 4.76

                                                                  LOAN NO. S0441

                                 COBANK, ACB

                               PROMISSORY NOTE

                             CTC FINANCIAL, INC.

                           LAKE CHARLES, LOUISIANA


$4,000,000                                              DATED: NOVEMBER 25, 1996

         FOR VALUE RECEIVED, CTC FINANCIAL, INC. (the "Borrower"), promises to pay to the order of COBANK, ACB (the "Payee"), at the times and in the manner set forth in that certain Loan Agreement, dated as of even date herewith, and numbered Loan No. S0441, by and between the Borrower and the Payee, and as that agreement may be amended, modified, supplemented, extended or restated from time to time (the "Loan Agreement"), the principal sum of FOUR MILLION DOLLARS ($4,000,000) or such lesser amount as may be advanced hereunder, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

         This Note is given for one or more advances to be made by the Payee to the Borrower pursuant to the Loan Agreement, all of the terms and provisions of which are hereby incorporated by reference. Advances, accrued interest and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances. The total of such advances may exceed the face amount of this note but the unpaid principal balance shall not at any time exceed such face amount. Any amount of the principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum set forth in the Loan Agreement.

         The Borrower hereby waives presentment for payment, demand, protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of the Borrower shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

         Should this Note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the Borrower agrees to pay reasonable attorneys' fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





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Promissory  Note/CTC Financial
Loan No. S0441




         IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed, attested, sealed and delivered by its duly authorized officers as of the date first shown above.


                                          CTC FINANCIAL, INC.


                                          By:
                                             ---------------------------------
[CORPORATE SEAL]                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------


                                          Attest:
                                                 -----------------------------
                                                 Name:
                                                      ------------------------
                                                 Title:
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